FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                (Date of earliest event reported)
                          July 21, 1999



                      US AIRWAYS GROUP, INC.
     (Exact name of registrant as specified in its charter)

                 State of Incorporation: Delaware

          2345 Crystal Drive, Arlington, Virginia 22227
             (Address of principal executive offices)

                         (703) 872-5306
      (Registrant's telephone number, including area code)

                (Commission file number: 1-8444)
        (I.R.S. Employer Identification No: 54-1194634)


                         US AIRWAYS, INC.
     (Exact name of registrant as specified in its charter)

                 State of Incorporation: Delaware

          2345 Crystal Drive, Arlington, Virginia 22227
             (Address of principal executive offices)

                         (703) 872-7000
      (Registrant's telephone number, including area code)
                (Commission file number: 1-8442)
        (I.R.S. Employer Identification No: 53-0218143)




Item 5. Other Events

     On July 21, 1999, US Airways Group, Inc. (US Airways Group or the "Company") and US Airways, Inc. (US Airways) issued a news release disclosing the results of operations for both companies for the three months and six months ended June 30, 1999, and selected operating and financial statistics for US Airways for the same periods (see Exhibit 99 to this report).

     Rakesh Gangwal, President and Chief Executive Officer of both US Airways Group and US Airways, Lawrence M. Nagin, Executive Vice President--Corporate Affairs and General Counsel of both companies, Thomas A. Mutryn, Senior Vice President--Finance and Chief Financial Officer of both companies and N. Bruce Ashby, Senior Vice President--Corporate Development for US Airways, spoke with industry analysts on a conference call following the news release.

     During the call, an update to the status of the Company's common stock purchase programs was provided. From January 1998, the date the Company's first common stock purchase program was authorized, through June 30, 1999, the Company had purchased a total of 30.4 million shares of its common stock at a total cost of $1.75 billion. The Company purchased 5.8 million shares of its common stock for $311 million in the second quarter of 1999. The Company had cash, cash equivalents and short-term investments totaling $1.16 billion as of June 30, 1999.

     Also disclosed during the call, US Airways' capacity (available seat miles) is expected to increase approximately 6.5% in the third quarter of 1999 and approximately 6.0% in the fourth quarter of 1999 versus the comparable periods in 1998. In addition, US Airways' capacity is expected to increase approximately 5.0% for full-year 1999 compared to full-year 1998. The year-over-year increase in capacity will be driven largely by MetroJet, which will contribute approximately 4 percentage points of the expected increase, with transatlantic operations making up the majority of the remainder of the increase. The capacity growth estimates for US Airways for the remainder of 1999 and full-year 1999 are lower than previously disclosed estimates primarily due to pilot training constraints and delays in returning aircraft to service from scheduled maintenance visits.

     Certain of the information discussed on the conference call should be considered "forward-looking information" which is subject to a number of risks and uncertainties. The preparation of forward-looking information requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of the Company's control. Specific factors that could cause actual results to differ materially from those set forth in the forward-looking information include: economic conditions, labor costs, aviation fuel costs, competitive pressures on pricing--particularly from lower-cost competitors, weather conditions, government legislation, consumer perceptions of the Company's products, demand for air transportation in the markets in which the Company operates and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking information, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits

Designation                      Description
-----------                      -----------
    99        News release dated July 21, 1999 of US Airways
              Group, Inc. and US Airways, Inc.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                              US Airways Group, Inc. (REGISTRANT)

                              /s/ Anita P. Beier
Date: July 21, 1999      By:  --------------------------------
                              Anita P. Beier
                              Vice President and Controller
                              Chief Accounting Officer

                              US Airways, Inc. (REGISTRANT)

                              /s/ Anita P. Beier
Date: July 21, 1999      By:  --------------------------------
                              Anita P. Beier
                              Vice President and Controller
                              Chief Accounting Officer

Exhibit 99


  US AIRWAYS GROUP 2nd QUARTER NET INCOME IS $317 MILLION,
        INCLUDING $181 MILLION IN NON-RECURRING GAINS

     ARLINGTON, Va., July 21, 1999 - US Airways Group, Inc. reported net profit for the second quarter today of $317 million on revenues of $2.3 billion, including non-recurring after-tax gains of $181 million. The operating profit for the quarter was $279 million. Earnings per common share were $4.26 and excluding non-recurring gains were $1.83.

     "Despite significant challenges in operations, US Airways recorded an operating profit of $279 million, underscoring the gains the company has made in its long-term strategy of securing its domestic core market while building its overall route network," said President and CEO Rakesh Gangwal.

     "US Airways' employees are to be congratulated for the successful entry into service of increasing numbers of Airbus aircraft, for the continued growth of MetroJet and for staying focused on taking care of our customers," Gangwal said.

     US Airways Chairman Stephen M. Wolf said that the airline's international operations continue to show strength with the introduction of the new Charlotte-London route and a load factor on transatlantic flights of more than 85 percent for the quarter.

     "US Airways has set its course to become a major presence in transatlantic air travel, and the second quarter has given considerable momentum to this goal. By this time next year, we will have the first of our new Airbus A330-300 aircraft in the fleet, giving us an even greater competitive presence in the market," Wolf said.

     "From regional jets, to new Airbus aircraft, to the success of MetroJet, to growth in international traffic, US Airways is demonstrating its capacity to establish itself as a quality full service airline."
-more-

US Airways Group 2nd Quarter Net Income Is $317 Million,
Including $181 Million In Non-Recurring Gains
Page Two

July 21, 1999

     US Airways Group's operating profit of $279 million for the quarter was 25.4 percent below the comparable number for the second quarter of 1998. This was the result primarily of US Airways' unit revenue being below last year, with both load factor and yield lower than 1998 levels. Total operating expenses increased 4.4 percent year over year, slightly less than the 4.7 percent increase in total available seat miles.

     Pre-tax profit for the quarter of $532 million was 63.7 percent more than the second quarter of 1998, including non-recurring gains, while the provision for taxes of $215 million was 64.1 percent above that for 1998. Net profit of $317 million was higher by 63.4 percent, including non-recurring gains.

     On a per-share basis, the $4.26 for 1999 was more than double that of the $1.95 for second quarter of 1998. The $1.83 per share figure excluding non-recurring gains was slightly below the $1.95 result for 1998.

     Gangwal noted that MetroJet, whose results are included in the company's overall report, continues to perform well. "The
MetroJet team is setting the standard for quality low-fare service and customers are noticing the difference," Gangwal said.

     Nonrecurring items recognized during the second quarter of 1999 include a gain of $274 million related to the Company's sale of its interest in Galileo International, Inc. and expense credits totaling $16 million resulting from asset dispositions. These expense credits partially reversed prior period nonrecurring items, including $12 million in accrued lease obligations for certain of US Airways' nonoperating BAe-146 aircraft, and $4 million of accruals established for an abandoned facility.

     On the operating side, US Airways' revenue passenger miles for the quarter were down by 0.1 percent compared to the first quarter of 1998 while available seat miles increased by 4.7 percent, with almost all of the increase coming in MetroJet and transatlantic growth. The load factor for the period was 73.5 percent, 3.5 percentage points below that of 1998. The break-even load factor was 65.7 percent, 1.1 percentage points below 1998, and yield declined by 1.7 percent. Revenue per available seat mile was 13.75 cents, a decline of 6.2 percent, and cost per available seat mile was 12.37 cents, down by 0.4 percent. The average fuel price for the quarter, excluding taxes, was 46.22 cents per gallon, a decrease of 0.3 percent.

-more-

US Airways Group 2nd Quarter Net Income Is $317 Million,
Including $181 Million In Non-Recurring Gains
Page Three

July 21, 1999

     For the first six months of 1999, US Airways Group's operating profit of $368 million was 35 percent below that of 1998 on revenues of $4.4 billion, which were even with 1998. Operating expenses of $4.0 billion were 5.2 percent above 1998. Pre-tax profit for the period, including non-recurring gains, was $608 million, up by 24.1 percent, while net income was $363 million, up by 23.9 percent, including non-recurring gains. On a per share basis, earnings were $4.67, a 61.6 percent increase over 1998, including non-recurring gains.

     Excluding non-recurring items, net profit for the period was $182 million, 37.9 percent below that for 1998, while earnings per share were $2.34, down by 19 percent.

     For the first six months of 1999, US Airways' revenue passenger miles were up by 0.4 percent as compared to the first half of 1998 while available seat miles increased by 3.8 percent, with almost all of the increase coming in MetroJet and transatlantic growth. The load factor for the period was 70.7 percent, 2.3 percentage points below that of 1998. The break-even load factor was 65.4 percent, even with 1998, and yield declined by 1.9 percent. Revenue per available seat mile was 13.48 cents, a decline of 5.0 percent, and cost per available seat mile was
12.55 cents, up by 0.7 percent. The average fuel price for the first six months, excluding taxes, was 41.78 cents per gallon, a decrease of 14.6 percent.



                               -30-
NUMBER:  3703

                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (dollars in millions, except per share amounts)

                                    Three Months Ended June 30,
                              -----------------------------------
                                 1999      1998(Note 1)  % Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    2,063    $    2,078       (0.7)
 Cargo and freight                   35            42      (16.7)
 Other                              188           177        6.2
                              ---------     ---------
  Total Operating Revenues        2,286         2,297       (0.5)

Operating Expenses
 Personnel costs                    813           774        5.0
 Aviation fuel                      162           158        2.5
 Commissions                        130           138       (5.8)
 Aircraft rent                      105           111       (5.4)
 Other rent and landing fees        106            93       14.0
 Aircraft maintenance               120           114        5.3
 Other selling expenses	         		  95		        	 98     		(3.1)
 Depreciation and amortization       77            81       (4.9)
 Other                              399           356       12.1
                              ---------     ---------
  Total Operating Expenses        2,007         1,923        4.4
                              ---------     ---------
  Operating Income                  279           374      (25.4)

Other Income (Expense)
 Interest income                     14            31      (54.8)
 Interest expense                   (47)          (60)     (21.7)
 Interest capitalized                 9           (18)    (150.0)
 Gain on sale of
  marketable equity securities      274	           --         --
 Other, net                           3            (2)    (250.0)
                              ---------     ---------
  Other Income (Expense), Net       253           (49)    (616.3)
                              ---------     ---------
Income Before Taxes                 532           325       63.7

 Provision for Income Taxes         215           131       64.1
                              ---------     ---------
Net Income                          317           194       63.4

 Preferred Dividend Requirement      --            --         --
                              ---------     ---------
Earnings Applicable to
 Common Stockholders         $      317    $      194       63.4
                              =========     =========
Earnings per Common Share
 Basic                       $     4.34    $     1.99      118.1
 Diluted                     $     4.26    $     1.95      118.5

Shares Used for Computation (000)
 Basic                           72,981        97,689
 Diluted                         74,457        99,694

Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.



                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (dollars in millions, except per share amounts)

                                  Six Months Ended June 30,
                              -----------------------------------
                                 1999      1998(Note 1)  % Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    3,919    $    3,936       (0.4)
 Cargo and freight                   75            86      (12.8)
 Other                              364           337        8.0
                              ---------     ---------
  Total Operating Revenues        4,358         4,359	        --
Operating Expenses
 Personnel costs                  1,615         1,523        6.0
 Aviation fuel                      292           325      (10.2)
 Commissions                        254           261       (2.7)
 Aircraft rent                      219           222       (1.4)
 Other rent and landing fees        214           201        6.5
 Aircraft maintenance               238           229        3.9
 Other selling expenses	         		 195	        		200	      (2.5)
 Depreciation and amortization      158           153        3.3
 Other                              805           679       18.6
                              ---------     ---------
  Total Operating Expenses        3,990         3,793        5.2
                              ---------     ---------
  Operating Income                  368           566      (35.0)

Other Income (Expense)
 Interest income                     29            61      (52.5)
 Interest expense                   (97)         (123)     (21.1)
 Interest capitalized                17           (13)    (230.8)
 Gain on sale of
  marketable equity securities      274            --         --
 Other, net                          17            (1)  (1,800.0)
                              ---------     ---------
  Other Income (Expense), Net       240           (76)    (415.8)
                              ---------     ---------
Income Before Taxes                 608           490       24.1

 Provision for Income Taxes         245          197        24.4
                              ---------     --------
Net Income                          363          293        23.9

 Preferred Dividend Requirement      --           (7)     (100.0)
                              ---------     --------
Earnings Applicable to
 Common Stockholders         $      363    $     286        26.9
                              =========     ========
Earnings per Common Share
 Basic                       $     4.76    $    2.99        59.2
 Diluted                     $     4.67    $    2.89        61.6

Shares Used for Computation(000)
 Basic                           76,205       95,710
 Diluted                         77,671      101,317


Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.


                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                                   Three Months Ended June 30,
                              -----------------------------------
                               1999     1998 (Note 1)    % Change
                              -------   -------------    --------
Operating Revenues
 Passenger transportation    $    1,838    $    1,870       (1.7)
 US Airways Express
  transportation revenues           206           182       13.2
 Cargo and freight                   34            41      (17.1)
 Other                              170           168        1.2
                              ---------     ---------
  Total Operating Revenues        2,248         2,261       (0.6)

Operating Expenses
 Personnel costs                    755           724        4.3
 Aviation fuel                      150           146        2.7
 Commissions                        118           126       (6.3)
 Aircraft rent                       90            96       (6.3)
 Other rent and landing fees         97            85       14.1
 Aircraft maintenance                95            93        2.2
 Other selling expenses              85            89       (4.5)
 Depreciation and amortization       71            74       (4.1)
 US Airways Express capacity
  purchases                         159           134       18.7
 Other                              361           328       10.1
                              ---------     ---------
  Total Operating Expenses        1,981         1,895        4.5
                              ---------     ---------
  Operating Income                  267           366      (27.0)

Other Income (Expense)
 Interest income                     56            43       30.2
 Interest expense                   (47)          (60)     (21.7)
 Interest capitalized                 4           (20)    (120.0)
 Gain on sale of marketable
  equity securities                 274            --         --
 Other, net                           4            (1)    (500.0)
                              ---------     ---------
  Other Income (Expense), Net       291           (38)    (865.8)
                              ---------     ---------
Income Before Taxes                 558           328       70.1

 Provision for
  Income Taxes                      219           132       65.9
                              ---------     ---------
Net Income                   $      339    $      196       73.0
                              =========     =========

Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.

                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                                    Six Months Ended June 30,
                              -----------------------------------
                                1999     1998 (Note 1)   % Change
                              ---------  -------------   --------
Operating Revenues
 Passenger transportation    $    3,499    $    3,547       (1.4)
 US Airways Express
  transportation revenues           382           332       15.1
 Cargo and freight                   73            83      (12.0)
 Other                              334           330        1.2
                              ---------     ---------
  Total Operating Revenues        4,288         4,292       (0.1)

Operating Expenses
 Personnel costs                  1,499         1,421        5.5
 Aviation fuel                      269           300      (10.3)
 Commissions                        230           239       (3.8)
 Aircraft rent                      187           193       (3.1)
 Other rent and landing fees        196           184        6.5
 Aircraft maintenance               182           185       (1.6)
 Other selling expenses             177           182       (2.7)
 Depreciation and amortization      144           139        3.6
 US Airways Express capacity
  purchases                         305           259       17.8
 Other                              739           635       16.4
                              ---------     ---------
  Total Operating Expenses        3,928         3,737        5.1
                              ---------     ---------
  Operating Income                  360           555      (35.1)

Other Income (Expense)
 Interest income                    105            82       28.0
 Interest expense                   (97)         (123)     (21.1)
 Interest capitalized                 8           (18)    (144.4)
 Gain on sale of marketable
  equity securities                 274            --         --
 Other, net                          17            --         --
                              ---------     ---------
  Other Income (Expense), Net       307           (59)    (620.3)
                              ---------     ---------
Income Before Taxes                 667           496       34.5

 Provision for
  Income Taxes                      261           200       30.5
                              ---------     ---------
Net Income                   $      406    $      296       37.2
                              =========     =========

Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.


   US Airways, Inc.              NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                    Three Months Ended June 30,
                                  -----------------------------
                                    1999       1998    % Change
                                  -------    -------   --------
Revenue passengers (thousands)*    14,755     15,302    (3.6)
Total revenue passenger miles
 (millions)                        10,910     10,916    (0.1)
Revenue passenger miles
 (millions)*                       10,886     10,881      --
Total available seat miles
 (millions)                        14,846     14,179     4.7
Available seat miles(millions)*    14,817     14,138     4.8
Passenger load factor*               73.5%      77.0%   (3.5)pts.
Break-even load factor (Note 2)      65.7%      66.8%   (1.1)pts.
Yield*                              16.88c     17.18c   (1.7)
Passenger revenue per available
 seat mile*                         12.40c     13.22c   (6.2)
Revenue per available seat mile
 (Note 2)                           13.75c     14.66c   (6.2)
Cost per available seat mile
 (Note 2)                           12.37c     12.42c   (0.4)
Average passenger journey (miles)*    738        711     3.8
Average stage length (miles)*         612        596     2.7
Revenue block hours (thousands)       332        319     4.1
Revenue aircraft miles (millions)*    110        105     4.8
Cost of aviation fuel per gallon    52.40c     52.35c    0.1
Cost of aviation fuel per gallon
 (excluding fuel taxes)             46.22c     46.35c   (0.3)
Gallons of aviation fuel consumed
 (millions)                           286        278     2.9
Schedule completion factor*          97.6%      98.5%   (0.9)pts.
Number of aircraft in operating
 fleet at period-end                  382        370     3.2
Full-time equivalent employees at
 period-end                        39,599     38,276     3.5

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways' "mainline" operations as well as the operations of its low-cost product, MetroJet.

Note 2. Financial statistics exclude "nonrecurring items" and the revenues and expenses generated under capacity purchase arrangements US Airways has with certain US Airways Express air carriers.



                       US Airways, Inc.              NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                     Six Months Ended June 30,
                                  -----------------------------
                                    1999       1998    % Change
                                  -------    -------   --------
Revenue passengers (thousands)*    27,752     28,610    (3.0)
Total revenue passenger miles
 (millions)                        20,483     20,397     0.4
Revenue passenger miles
 (millions)*                       20,439     20,326     0.6
Total available seat miles
 (millions)                        28,980     27,913     3.8
Available seat miles(millions)*    28,924     27,831     3.9
Passenger load factor*               70.7%      73.0%   (2.3)pts.
Break-even load factor (Note 2)      65.4%      65.4%     -- pts.
Yield*                              17.12c     17.45c   (1.9)
Passenger revenue per available
 seat mile*                         12.10c     12.74c   (5.0)
Revenue per available seat mile
 (Note 2)                           13.48c     14.19c   (5.0)
Cost per available seat mile
 (Note 2)                           12.55c     12.46c    0.7
Average passenger journey (miles)*    736        710     3.7
Average stage length (miles)*         613        594     3.2
Revenue block hours (thousands)       652        630     3.5
Revenue aircraft miles (millions)*    215        208     3.4
Cost of aviation fuel per gallon    47.92c     54.96c  (12.8)
Cost of aviation fuel per gallon
 (excluding fuel taxes)             41.78c     48.94c  (14.6)
Gallons of aviation fuel consumed
 (millions)                           561        545     2.9
Scheduled completion factor*         96.8%      98.4%   (1.6)pts.
Number of aircraft in operating
 fleet at period-end                  382        370     3.2
Full-time equivalent employees at
 period-end                        39,599     38,276     3.5

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways' "mainline" operations as well as the operations of its low-cost product, MetroJet.

Note 2. Financial statistics exclude "nonrecurring items" and the revenues and expenses generated under capacity purchase arrangements US Airways has with certain US Airways Express air carriers.